CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated May 14, 2009 on Dreyfus Alpha Growth Fund, Dreyfus S&P STARS Fund and Dreyfus S&P STARS Opportunities Fund for the fiscal year ended March 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A 333-106576 and 811-21386) of Dreyfus Manager Funds I.

ERNST&YOUNGLLP

New York, New York July 24, 2009